Exhibit (a)(1)(D)

INSTRUCTIONS TO ELECTION FORM

1. DEFINED TERMS. All terms used in this Election Form but not defined have the meaning given to them in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options , dated October 17, 2008 (the “Offering Memorandum”). References in this Election Form to “Zhone,” “we,” “us,” “our,” and “ours” mean Zhone Technologies, Inc.

2. EXPIRATION DATE. The exchange offer and any rights to tender, or to withdraw a tender, of your Eligible Options will expire at 5:00 p.m., Pacific Time, on November 17, 2008 (or on a later date, if we extend the exchange offer) (such expiration date, the “Expiration Date”).

3. DELIVERY OF ELECTION FORM. If you intend to tender your Eligible Options under the exchange offer, you must complete, sign and date a copy of this Election Form and return it to Zhone so that we receive it before 5:00 p.m., Pacific Time, on the Expiration Date, using one of the following means:

By Mail or Courier: Zhone Technologies, Inc. Attention: Laura Larsen 7001 Oakport Street Oakland, California 94621	By Facsimile: Zhone Technologies, Inc. Attention: Laura Larsen Facsimile: (510) 777-7359

By Hand or Interoffice Mail: Attention: Laura Larsen	By E-mail: LLarsen@zhone.com

Your Election Form will be effective only upon receipt by us. Zhone will only accept delivery of the signed and completed Election Form by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form before 5:00 p.m., Pacific Time, on the Expiration Date.

You are not required to tender your Eligible Options, and participation in this exchange offer is completely voluntary. If you elect to participate in this exchange offer, you must tender all of your Eligible Options.

If the signature on your Election Form is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title must be identified on this Election Form and proper evidence of the authority of such person to act in such capacity must be provided with your Election Form.

If you do not receive a confirmation of receipt of your Election Form from us within five business days after the date your Election Form should have been received by us, or if you submit your Election Form less than five business days before the Expiration Date, which we expect will be 5:00 p.m., Pacific Time, on November 17, 2008, please contact Laura Larsen, by hand or interoffice mail, by facsimile to (510) 777-7359, by mail or delivery to 7001 Oakport Street, Oakland, California 94621, by phone at (510) 777-7062, or by e-mail to LLarsen@zhone.com.

4. EXISTING STOCK OPTION AGREEMENTS. You do not need to return your existing stock option agreements relating to your tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange.

5. WITHDRAWAL OF ELECTION. The tender of your Eligible Options under this exchange offer may be withdrawn at any time before 5:00 p.m., Pacific Time, on the Expiration Date. To withdraw your tendered Eligible Options, you must deliver a properly completed and signed Notice of Withdrawal to the attention of Laura Larsen, using one of the means of delivery described in Instruction 3 above. Withdrawals may not be rescinded, and any Eligible Options withdrawn will not be considered to be properly tendered, unless your Eligible Options are properly re-tendered before the Expiration Date by following the procedures described in Instruction 3 above. In addition, you may withdraw your tendered Eligible Options if we have not accepted your tendered Eligible Options for exchange within forty (40) business days after the commencement of this exchange offer.

6. SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Optionholder who holds the Eligible Options to be tendered. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title must be identified on this Election Form and proper evidence of the authority of such person to act in such capacity must be provided with this Election Form.

7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the exchange offer (including requests for additional copies of the Offering Memorandum or this Election Form) should be directed to Laura Larsen by phone at (510) 777-7062 or by e-mail at LLarsen@zhone.com or to Gail Chin by phone at (510) 777-7061 or by e-mail at GChin@zhone.com.

8. IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of your tender of Eligible Options. Subject to any order or decision by a court or arbitrator of competent jurisdiction, or any other applicable regulatory authority, our determination of these matters will be final and binding on all parties. We may reject any tender of Eligible Options that we determine is not in the appropriate form or would be unlawful to accept. We may waive any defect or irregularity in your tender with respect to your Eligible Options tendered before 5:00 p.m., Pacific Time, on the Expiration Date. Your Eligible Options will be not accepted for exchange until you have cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to 5:00 p.m., Pacific Time, on the Expiration Date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

9. CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

10. IMPORTANT TAX INFORMATION. You should refer to “This Exchange Offer–Material United States Tax Consequences” of the Offering Memorandum, which contains important tax information. We encourage you to consult with tax advisors if you have questions about your financial or tax situation.

Zhone Technologies, Inc.

Offer to Exchange Outstanding Stock Options

Election Form

Please complete the information requested below and indicate whether or not you wish to exchange your Eligible Options for New Options in accordance with the terms and conditions of the Offering Memorandum.

Name and Address (Please print)	Contact Information
Name:	Office Telephone:

Street Address:	Home Telephone:

City and State:	E-mail address:

Zip Code:	Social Security Number:

Please check only ONE of the following two choices:

☐	I wish to tender for exchange ALL of my Eligible Options pursuant to the terms set forth in the Offering Memorandum, dated October 17, 2008.

☐	I do not wish to participate in the exchange offer.

PLEASE READ THE TERMS OF THE FOLLOWING PAGE,

AND RETURN YOUR COMPLETED, SIGNED AND DATED ELECTION FORM

TO ZHONE IN ACCORDANCE WITH THE INSTRUCTIONS ABOVE.

By signing below, I understand and agree that:

(1)	I have received a copy of the Offering Memorandum, dated October 17, 2008, the Election Form and the Notice of Withdrawal (the “Exchange Offer Materials”) from Laura Larsen, Director of Human Resources. I have read, understand and agree to be bound by all of the terms and conditions of the exchange offer as described in the Exchange Offer Materials.

(2)	I understand that, upon acceptance by Zhone, this Election Form will constitute a binding agreement between Zhone and me with respect to all of my Eligible Options that are accepted for cancellation and exchange, unless I return a validly completed Notice of Withdrawal with respect to my Eligible Options prior to the expiration of the exchange offer.

(3)	I understand that if I validly tender all of my Eligible Options for exchange, and such Eligible Options are accepted for cancellation and exchange, I will receive New Options to acquire the same number of shares of Zhone common stock that were underlying my Eligible Options at the time of the exchange, and I will lose all of my rights to purchase any shares under such Eligible Option.

(4)	Zhone has advised me to consult with my own legal, accounting and tax advisors as to the consequences of participating or not participating in this exchange offer before making any decision whether to participate.

(5)	I understand that participation in the exchange offer will not be construed as a right to my continued employment or service with Zhone or any of its subsidiaries for any period, and that my employment or service can be terminated at any time by me or Zhone (or one of Zhone’s subsidiaries, as applicable), with or without cause or notice, in accordance with the terms of my employment.

(6)	I understand that my elections pursuant to this Election Form will survive my death or incapacity and will be binding upon my heirs, personal representatives, successors and assigns.

Signature of Eligible Optionholder	Date and Time

Print Name of Eligible Optionholder

ZHONE TECHNOLOGIES, INC. DOES NOT VIEW THE CERTIFICATION MADE BY OPTION HOLDERS THAT THEY HAVE READ THE OFFERING MATERIALS AS A WAIVER OF LIABILITY AND PROMISES NOT TO ASSERT THAT THE PROVISION CONSTITUTES A WAIVER OF LIABILITY.